SEPARATION, WAIVER AND RELEASE AGREEMENT

     This Separation, Waiver and Release Agreement is entered into on the 31st day of January, 1996, by and between Raymond P.
Springer, hereinafter "Employee," and Kash n' Karry Food  Stores,
Inc., hereinafter "Employer."

     WHEREAS,  currently  Employee is  employed  by  Employer  as
Senior   Vice  President,  Administration,  and  Chief  Financial
Officer;

     WHEREAS, effective January 27, 1996, Employee's employment ceased; and,

     WHEREAS, the parties have discussed all matters pertaining to the employment relationship between Employer and Employee including, but not limited to, all rights, duties and obligations arising out of that certain Senior Management Severance Pay Agreement executed on February 9, 1994, and have reached the agreement set forth herein.

     NOW, therefore, for the mutual promises, covenants and agreements contained herein as well as other good and valuable consideration, the parties agree:

     1.   Employee's employment terminated effective January  27,
          1996.

     2. Employee, on behalf of himself, his heirs and assigns, hereby releases and forever discharges the Employer, its officers, employees, agents and assigns, from any and all rights Employee may have arising out of the employment relationship, including all rights, actions or causes of actions, be they known or unknown, that Employee now has or may have against Employer, including, but not limited to, any claims arising under federal, state or local law prohibiting employment discrimination. By virtue of this release, Employee hereby agrees not to file any administrative claim, grievance, arbitration, complaint, or suit against Employer for any reason, whatsoever, other than the Employer's failure to abide by the terms and conditions of this agreement.

     3.   Employer   and  Employee  agree  that  the  terms   and
          conditions of this agreement are privileged and confidential and shall not be divulged to anyone who does not have both a legitimate business interest in its contents as well as a legitimate business-related need to know of the information contained herein.

     4.   Employer agrees to pay the amounts set forth below:

          (a) Beginning January 28, 1996, the Employee's current base compensation ($3,461.54/wk) and his current insurance benefits will continue until he obtains full-time employment with another company, or for 52 weeks, whichever first occurs.

          (b) The Employee will be eligible to participate in the Employer's current bonus program (Incentive Compensation Plan) for Senior Management for the fiscal year ending in July of 1996; however, for purposes of determining the Employee's bonus under the Plan, his base compensation will be $90,000, which is one-half of his current annual salary. In other words, the salary paid pursuant to 3(a) above will not be included in the Employee's base compensation for bonus purposes. This provision will not entitle the Employee to a bonus; he will participate along with other senior management of the Employer only if and when the Board of Directors determines that bonuses are otherwise payable in September of 1996.

     5. Notwithstanding the provisions of Section 3.1 of the Non-Qualified Stock Option Agreement dated as of March 8, 1995 between the Employee and the Employer, and
          Section 6.7 of the 1995 Key Employee Stock Option Plan (collectively, the "Option Agreements"), effective immediately forty percent (40%) of the Employee's outstanding options to purchase 45,696 shares of common stock of the Employer pursuant to the Option Agreements are exercisable. Pursuant to Section 6.6 of the Option Agreement, Employer agrees (a) to permit Employee to simultaneously exercise his exercisable stock options and sell the shares of common stock thereby acquired pursuant to a "cashless exercise" arrangement or program with an investment firm that makes a market in the Employer's common stock and (b) to cooperate with the investment firm in establishing the "cashless exercise" arrangement or program. Also, pursuant to Sections 7.2 and 7.3 of the Option Agreement, Employer agrees that Employee's stock options, to the extent exercisable, will remain so for a ninety (90) day period beginning on January 28, 1996.

     6. In consideration of the above, Employer and Employee agree to terminate that certain Senior Management
          Severance Pay Agreement executed on February 9, 1994, effective immediately.

     7. Employee agrees to fulfill the following duties as a material part of this agreement:




          (a) To draft a memorandum summarizing all active company matters that Employee currently is responsible for and to describe what action is required  to  complete each one.  This  memorandum
               shall be complete and in a form reasonably acceptable to Employer and shall be submitted to Ron Johnson no later than the close of business on January 24, 1996.

          (b)  To  review the memorandum in subpart (a) with  Ron
               Johnson  satisfactorily  answering  any  and   all
               questions by the close of business on January 25, 1996.

          (c) To preserve and organize Employee's files and department's files, and provide Employer with an index to said files. Further, Employee shall return to Employer all proprietary and confidential information relating to Employer, including any computer-generated documents, gathered, compiled or created by Employee in the course of his employment. Notwithstanding the foregoing, the Employee may retain copies of the Employer's current bank credit agreement, indenture, and bond-type lease used in recent sale/leaseback transactions by Employer; provided, that any non-public documents shall remain confidential. Employee shall fulfill his duties under this subpart by the close of business on January 25, 1996.

          (d) For reasonable periods of time, at reasonable times for Employee, and upon reasonable notice, to provide Employer with such information as Employer may reasonably request regarding the management of matters that involve Employee's department or current duties and responsibilities to Employer, including, without limitation, preparing the Employer's financial statements and reports to the Securities and Exchange Commission for the fiscal year ending in July of 1996. Every effort shall be made by Employer to obtain such information via telephone. Employee's responsibility to assist Employer by providing information shall cease by October 31, 1996.

          (e)  To  be available for such discussion, depositions,
               and   court  testimony  as  may  be  required   in
               connection  with  Employer's  legal  matters  that






               involve   Employee's  department   or   areas   of
               responsibility.

          (f) Employer shall reimburse Employee for all reasonable expenses related to Employee's fulfillment of subparts (a) through (e) of this Section. If Employee is not receiving any payments from Employer under paragraph 4(a) of this Agreement at the time that Employee is requested to fulfill his obligations under those subparts, then Employer also will pay Employee a per diem rate of $692 for each day or part thereof of service rendered by Employee pursuant to Employer's request. Employee's material failure to comply with subparts (a) through (e), or any one of them, shall be grounds for delaying any payments required under paragraph 4 until such time as Employee complies with said subpart or parts. In such an event, the payment schedule in paragraph 4 shall be extended by the length of said delay.

     8. Employee has carefully read and fully understands all the provisions of this agreement and acknowledges that he enters into it freely, and voluntarily, and states that he has either been given the opportunity to consult legal counsel regarding this agreement, or that he has waived that right. Employee further asserts that, in entering into this agreement, he has not relied upon any representation or statement of Employer other than those set forth herein.

     9. The parties agree that, except for those portions governed by federal law, Florida law governs this agreement and that it may not be changed orally; it can only be changed or modified by a written amendment signed by both parties.

     10. In the event either party must seek legal recourse to enforce the terms and conditions of this agreement, the prevailing party in said action shall be entitled to court costs including, but not limited to, a reasonable attorney's fee.

     11. The payments made under paragraphs 4 and 7 (f) of this agreement are made in lieu of any and all payments otherwise owed by Employer to Employee, but this agreement does not waive the rights, if any, that Employee may have in connection with any qualified retirement plan, accrued vacation pay, deferred compensation plan, health spending account, or any




          other   employee  benefit  otherwise  due  to  Employee
          according to written Employer policy.

     12. All payments will be made to Raymond P. Springer on the dates set forth herein by mail to the address given to Employer by Employee, and Employer shall deduct any applicable federal, state, or other taxes, deductions, etc., as required by law.

     13.  Employee  agrees  that  for a 1 year  period  beginning
          January 27, 1996, Employee will not, directly, indirectly or as an agent on behalf of or in conjunction with any person, firm, partnership, corporation or other entity, own, manage, control, join, or participate in the ownership, management, operation, or control of, or be financially interested in or advise, lend money to, or be employed by or provide consulting services to, or be connected in any manner with (a) any supermarket, retail food store, grocery store, liquor store, warehouse store or any similar business located in market areas where the Employer operates; or (b) any company, entity or business with which Employer was in active negotiation for the purchase of a supermarket, retail food store, grocery store, liquor store or warehouse store as of January 27, 1996, or with any other company that shall acquire such supermarket, retail food store, grocery store, liquor store or warehouse store. The Employee acknowledges that the business of Employer is currently conducted throughout the counties in Florida listed on Exhibit A attached hereto and any county contiguous thereto and that such counties constitute the present market area of the Employer. Ownership of less than 1% of the stock in a publicly held company shall not be deemed a violation of this Section 13. Notwithstanding anything in this paragraph to the contrary, Employee may engage in the convenience store business, e.g., the kind of business operated by Circle K and Southland, (Seven/Eleven) within Employer's current market area.











           PROVISIONS TO COMPLY WITH THE OLDER WORKER
                     BENEFIT PROTECTION ACT

     Employee hereby acknowledges the Employer has advised him of the following:

     14. The payment set forth herein is a payment to which the Employee would not normally be entitled unless the Employer agreed to make it.

     15. By signing this release, Employee is giving up any and all claims and rights that he may have against the Employer, its subsidiaries, and their past, present and future officers, directors, employees and agents, based upon any act or event occurring prior to Employee signing this release. Without limiting the foregoing, Employee specifically releases Employer from any claim arising out of his employment with the Employer including the termination of his employment.

     16. Employee hereby waives all claims and rights that he may have based upon any acts or events related to his employment with the Employer up to the date of signing this agreement. Employee also agrees to waive his right to seek future employment with the Employer, its parent and subsidiaries, without limiting the foregoing. Employee specifically releases the Employer from any claim for discrimination under Florida or federal law including the Federal Age Discrimination in Employment Act, Title VII of the Civil Rights Act, and the Americans with Disabilities Act.

     17. The Employer has advised Employee to consult with any attorney and any other advisors of his choice prior to signing this release.

     18. Employee will have twenty-one (21) days from the date Employee receives this release to consider and sign it. If Employee does not return this signed release to the Employer on or before the end of twenty-one (21) days, the Employer will consider this a refusal to sign and Employee will not be given the settlement package. If Employee does sign and return the release, it will not be effective for a period of seven (7) days (unless otherwise waived), during which time Employee can change his mind and revoke it. If Employee chooses to revoke this release, he must notify the Employer, in writing, no later than seven (7) days after he has signed it.





     19.  Employee   is   signing   this  release   freely,   and
          voluntarily, and understands what he is signing.

     Signed, sealed and delivered this ___ day of January, 1996, in the County of Hillsborough of the State of Florida.

                              KASH N' KARRY FOOD STORES, INC.


WITNESSES:

/s/ Gary M. Shell             By: /s/ Ronald E. Johnson
--------------------------       ---------------------------
                                   Ronald E. Johnson, C.E.O.
/s/ Richard D. Coleman
--------------------------






WITNESSES:

/s/ R. Wayne Schumacher       /s/ R.P. Springer
--------------------------    -------------------------------
                              Raymond P. Springer
/s/ Tim Tuttle                18210 Clear Lake Drive
--------------------------    Lutz, Florida 33549
                              S.S.N. ###-##-####























STATE OF FLORIDA

COUNTY OF HILLSBOROUGH

     The foregoing instrument was acknowledged before me this 31st day of January, 1996, by Ronald E. Johnson, as C.E.O. of
Kash n' Karry Food Stores, Inc., a Delaware corporation, on behalf of the corporation. He is personally known to me.


                              /s/ Robert S. Bolt (sign name)
                              -------------------------------
                              Robert S. Bolt (print name)

NOTARY PUBLIC, State of Florida

My Commission Expires: Oct. 22, 1996

My Commission No: CC230341






STATE OF FLORIDA

COUNTY OF HILLSBOROUGH

      The  foregoing instrument was acknowledged before  me  this
31st  day  of  January,  1996, by Raymond  P.  Springer.   He  is
personally known to me.

                              /s/ Robert S. Bolt (sign name)
                              -------------------------------
                              Robert S. Bolt (print name)

NOTARY PUBLIC, State of Florida

My Commission Expires: Oct. 22, 1996

My Commission No: CC230341















                                  8